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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Barr Laboratories, Inc. on Form S-3 of our report dated August 28, 1997 (January 28, 1998 as to Notes 1(f), 1(h), 5 and 8), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Parsippany, New Jersey
January 28, 1998